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                                                                   EXHIBIT 99.E

                             JOINT FILING AGREEMENT


         This Joint Filing Agreement (the "Agreement") is entered into this 25th day of September, 1996 between James H. Dahl and Rock Creek Partners, Ltd. (collectively the "Parties").

         WHEREAS, a Statement on Schedule 13D (the "Schedule") for filing with the Securities Exchange Commission was prepared on behalf of the Parties with respect to beneficial ownership of shares in Proactive Technologies, Inc.; and

         WHEREAS, the Parties wish to confirm that the Schedule is to be filed on behalf of each of the Parties.

         NOW THEREFORE, it is agreed that the Schedule is the statement of each of the undersigned, and that the information therein is true, complete, and correct to the best of their knowledge.


         Dated: September 25, 1996.


                                          /s/ JAMES H. DAHL
                                          -------------------------------
                                              JAMES H. DAHL





                                          ROCK CREEK PARTNERS, LTD.,
                                          A FLORIDA LIMITED PARTNERSHIP



                                          By:  /s/ James H. Dahl
                                               --------------------------
                                                   James H. Dahl
                                                   Managing General Partner